EXHIBIT 10.2

Trademark Assignment

THIS AGREEMENT (“Agreement”), dated February __, 2008, is between Skin Nutrition LLC, a limited liability company incorporated as such in terms of the laws of the State of Nevada (“Skin Nutrition”), and Ascension Energy, Inc. (the “Company”), a shell company incorporated in the State of Colorado.

WHEREAS, Meridian Group Corporation and the Equinas Corporation, both Marshall Island companies (collectively, the "Controlling Entities") currently controls the Company by virtue of control or ownership of majority voting rights of the outstanding capital stock of the Company; and

WHEREAS, Skin Nutrition is the owner of the trademarks and the identified applications and/or registrations therefore listed in the attached Schedule A hereto (hereinafter the “Trademarks”); and

WHEREAS, to the best of Skin Nutrition’s knowledge no proceedings to cancel the indentified registrations are pending and no other party makes a claim of ownership to these registrations; and

WHEREAS, to the best of  Skin Nutrition’s knowledge no opposition proceedings against the identified applications are pending and no other party makes a claim of ownership to these trademarks; and

WHEREAS, Skin Nutrition desires to sell, assign, and transfer to the Company all worldwide rights it holds in and to the Trademarks, together with any associated goodwill; and

WHEREAS, the Company, in accordance with a certain Stock Purchase Agreement, dated January 31, 2008, among Skin Nutrition, the Company and Controlling Entities, is desirous of acquiring the Trademarks.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged:

1.  Skin Nutrition hereby sells, assigns, and transfers to the Company, its successors and assigns, all right, title and interest in the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the identified applications and/or registrations thereof, and with all claims that could be asserted by Skin Nutrition arising out of or relating to the use or ownership of the Trademarks, in accordance with the Trademark Act § 10, 15 U.S.C. § 1060. Further, Skin Nutrition hereby sells, assigns, and transfers all worldwide rights, title and interest it may have in the Trademarks together with the goodwill of the business symbolized by the Trademarks and the identified foreign applications and/or registrations therefore, and with all claims that could be asserted by Skin Nutrition arising out of or relating to the use or ownership of the Trademarks.

2.  Skin Nutrition agrees that upon request by the Company it shall execute or arrange to have executed any and all further documents as are necessary and/or required to effectuate the recording of this assignment of the Trademarks and the identified applications and registrations therefor.

3.  Skin Nutrition warrants that the aforementioned assets and property are free of all encumbrances, that good title to and right to sell the assets and property listed on Schedule A are vested in Skin Nutrition, and that Skin Nutrition will defend the title to the same against the lawful claims of all persons.

4.  The undersigned representative of Skin Nutrition, being hereby warned that willful false statements and the like so made are punishable by fine or imprisonment, or both, under Section 1001 of Title 18 of the U.S. Code and that such willful false statements may jeopardize the validity of the identified United States applications or any registrations resulting therefrom, declares: that he/she is an officer of Skin Nutrition, the assigning company, and is authorized to execute this instrument on behalf of saidcompany; and that all statements made of his/her knowledge are true and all statements made on information and belief are believed to be true.

IN TESTIMONY WHEREOF, the parties caused this Assignment to be executed by its duly authorized officers this __ day of February 2008

_______________________________ Skin Nutrition LLC Name: /s/ Richard Purvis Title: President Date ___________	_______________________________ Ascension Energy, Inc. Name: /s/ Richard Purvis Title: President Date ___________

Agreed and acknowledged by:

_______________________________ Meridian Group Corporation Name: /s/ Franco Maccioni Title: President Date ___________	_______________________________ Equinas Corporation Name: /s/ N. Joubert Title: Duly Authoirzed Business Development Agent Date ___________

Schedule A

Trademarks

Any and all types of markings, artwork, names and related brandings used by Skin Nutrition in association with the business of Skin Nutrition as part of any kind of commercial endeavor that is designated by the Officers and Directors of the Company and the business of The Skin Nutrition Product Range, as that term is defined in the Stock Purchase Agreement.

United States Trademark Registrations

Trademark No.	U.S. Registration
3,262,298

United States Trademark Applications

Trademark	U.S. Serial Number	Filing Date

Skin Nutrition	78-556,690	1-31-2005

Foreign Registrations

Trademark	Country	Registration No.

Skin Nutrition	South Africa	2004/15535

Foreign Applications

Trademark	Country	Application No.

Skin Nutrition	Australia	1018516

Trademark	Country	Application No.

Skin Nutrition	CTM	004180311

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